GigaBeam Receives NASDAQ Notice of Noncompliance for the Quarter Ended September 30, 2007.

DURHAM, NC., December 6, 2007 - GigaBeam Corporation (NASDAQ: GGBM), deploying WiFiber® “wireless fiber optics” technology to economic centers across the globe, today announced that it received a Notice of Noncompliance from the NASDAQ on November 30, 2007 indicating the Company is not in compliance with the continued listing standards. This letter was sent in response to the Company’s failure to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years, as required by Nasdaq Marketplace Rule 4310(c)(3).

GigaBeam's WiFiber technology is similar to terrestrial fiber in terms of speed and reliability. WiFiber has a substantial advantage over terrestrial fiber because it can be rapidly deployed and costs significantly less to deploy than terrestrial fiber. Terrestrial fiber can take months to deploy and also require significant regulatory and environmental approvals prior to installation.

GigaBeam WiFiber products operate in the 71-76 GHz and 81-86 GHz upper millimeter wave spectrum bands. The Federal Communications Commission and the European Conference of Postal and Telecommunications Administrations (CEPT) and certain other countries have authorized this portion of the spectrum for licensed wireless commercial use.

About GigaBeam Corporation

GigaBeam's WiFiber® product ushers in a new era of communications by allowing customers to bypass the restrictive telecom oligopoly and connect directly to any city's fiber optics hub or Point-of-Presence (POP). The transformative impact of an easily deployable, low cost alternative to fiber optics cables is difficult to overestimate, especially since WiFiber's point-to-point high-speed units transmit data via the highest approved radio frequency at speeds equal to 647 T1 lines or 1000 DSL lines.

Current GigaBeam partners, customers, and end-users include Google, Sprint, The Department of Defense, as well as several cities and universities such as San Francisco and Boston University. The company has implemented a strategy to expand into major metropolitan areas around the world.

GigaBeam's management team, which pioneered rule making in the 70GHz and 80GHz spectrum, is fully committed to augmenting current revenues through a network of authorized dealers and resellers across North America, South America, Europe, Africa, the Middle East, India and Asia that have local expertise and established contacts. GigaBeam is a company with market transformative wireless technology, a pioneering management team and a worldwide network dedicated to penetrating major metropolitan markets around the globe.

To learn more about GigaBeam's revolutionary wireless technology, please visit www.gigabeam.com/.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements, including statements regarding our expansion plans. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in this press release, our annual report on Form 10-KSB and other filings we made from time to time filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

Contact:

Investor Contact
Mark Hahn
GigaBeam Corporation
Tel: 919-313-3992
Email: Mark.Hahn@gigabeam.com

Company Contact
Marijke McCandless
GigaBeam Corporation
Director, Marketing Communications and Investor Relations
Tel: 919.599.6210
Email: Marijke.mccandless@gigabeam.com